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                                                    EXHIBIT (21)
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            Subsidiaries of New England Power Company

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                                                                                            State of Incorporation or
Name of Company                             Organization
- ---------------                                                  -------------------------
Connecticut Yankee Atomic       Connecticut
  Power Company

Maine Yankee Atomic                     Maine
  Power Company

Vermont Yankee Nuclear                       Vermont
  Power Corporatio

Yankee Atomic Electric Company               Massachusetts


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